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RESTRAC, INC.                                                      EXHIBIT 10.21
MANAGEMENT INCENTIVE PLAN                                           10-K FILING

INCENTIVE COMPENSATION:

Incentive compensation is earned by managers in two ways: through individual performance, and through overall Company performance. Managers will have the ability to earn up to 15% of their base salary in incentive compensation. Up to 7.5% can be earned from achievement of quarterly individual performance goals, and an additional bonus of up to 7.5% can be earned based on the Company's achievement of its annual financial goals.